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                                                                    EXHIBIT 99


                           US DIAGNOSTIC INC. (LOGO)

                                                              INVESTOR CONTACT:
                                                             Investor Relations
                                                                 (561) 832-0006
                                                          website: www.usdl.com



                              FOR IMMEDIATE RELEASE

                 US DIAGNOSTIC INC. ANNOUNCES RESTRUCTURING PLAN
                         SUBJECT TO STOCKHOLDER APPROVAL

         WEST PALM BEACH, FLORIDA, MAY 10, 2000 - US Diagnostic Inc. (NASDAQ Small Cap: USDL) today announced that its Board of Directors has approved a restructuring plan which contemplates the sale of all or substantially all of its imaging centers. The restructuring plan requires Stockholder approval. Under the restructuring plan, the Company may reinvest into a new business or businesses the net proceeds from the sale of assets. If the Company is unable to or chooses not to reinvest in a new business, the plan authorizes the Board to liquidate the Company through a distribution to Stockholders. The plan allows the Board to seek, at any time, debt refinancing as an alternative to the sale of the imaging centers.

         Joseph A. Paul, President and Chief Executive Officer stated that, "The restructuring plan was the result of careful consideration of the Company's alternatives. Despite the Company's debt and expense reduction program implemented in 1998 and 1999, US Diagnostic Inc. remains burdened by a significant amount of debt with short maturities, high interest and substantial current amortization payments. While we believe that cash flow from operations continues to grow, the business is too highly leveraged to pursue an aggressive growth program of acquisitions and new center openings. This situation led the Company to engage, in 1999, Lehman Brothers and River Capital Partners to assist the Board of Directors in assessing the Company's capital raising and strategic alternatives. These alternatives included a sale or merger of the Company in its entirety, sale of individual centers, refinancing the Company's debt and an equity infusion from private equity sources. Based upon this assessment, the weak condition of the public markets for debt and equity of health care service companies, the Company's need for liquidity and the expression of interests from buyers in individual centers, the Board of Directors concluded that the restructuring plan is the most appropriate course of action for the Company."

         Further, the Company and the Board of Directors engaged David McIntosh (a current director) to direct the review of potential opportunities to re-deploy the sale proceeds in other ventures including internet and non-internet companies.

         Proxy materials will be mailed to Stockholders of record at the close of business on June 2, 2000 for the Annual Meeting of the Stockholders to be held in July.

         US Diagnostic Inc. is a leading independent provider of radiology services focused on the development, acquisition, operation and management of multi-modality diagnostic imaging centers and related medical facilities in the United States. The Company has locations in 13 states and owns, operates or manages 79 fixed site diagnostic imaging facilities.


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         STATEMENTS CONTAINED IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL
FACTS ARE FORWARD LOOKING STATEMENTS AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS ARE BASED LARGELY ON THE COMPANY'S EXPECTATIONS AND ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO ECONOMIC, COMPETITIVE AND OTHER FACTORS AFFECTING THE COMPANY'S OPERATIONS, MARKETS AND STRATEGIES, ADEQUATE COLLECTION OF ACCOUNTS RECEIVABLE, AVAILABLE FINANCING, GOVERNMENT REGULATIONS INVOLVING THE COMPANY, FACTS AND EVENTS NOT KNOWN AT THE TIME OF THIS PRESS RELEASE, AND OTHER FACTORS DISCUSSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. MANY OF THESE FACTORS ARE BEYOND THE COMPANY'S CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. IN LIGHT OF THESE RISKS AND UNCERTAINTIES, THERE CAN BE NO ASSURANCE THAT THE RESULTS ANTICIPATED IN THE FORWARD-LOOKING INFORMATION IN THIS PRESS RELEASE WILL, IN FACT, OCCUR.


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